UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.   20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2010

____________________

COLONY BANKCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-12436	58-1492391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

115 South Grant Street, Fitzgerald, Georgia   31750
(Address of principal executive offices)

(229) 426-6000
Registrant’s Telephone Number, including area code

N/A
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
The Independent Directors Compensation Committee of Colony Bankcorp, Inc. (“the Company”) has approved salaries, bonus awards, and stock grant awards for certain of its named executive officers.  The following table shows the approved corporation salaries and awards:

Name	2009 Base Salary ($)	2010 Base Salary ($)	2009 Bonus Awards ($)	2010 Stock Grant Awards (#)
Al D. Ross	225,000	225,000	-	-
President & CEO
Colony Bankcorp, Inc.

Terry Hester	162,750	162,750	-	-
CFO
Colony Bankcorp, Inc.

Henry F. Brown, Jr.	105,000	105,000	-	-
Senior Credit.
Administrator and
Regional Credit Officer

Lee Northcutt (1)	-	135,000	-	-
MSA Group Executive

Walter Patten	165,000	165,000	-	-
City President &
Regional Credit Officer

(1)
Hired on December 28, 2009 as MSA Group Executive and was named an Executive Officer of the Company.  Base salary for 2009 annualized to $135,000, thus no increase in 2010 base salary.  2009 base salary above reflects actual 2009 base salary earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: January 12, 2010	By: /s/ Terry L. Hester
Terry L. Hester
Executive Vice President and
Chief Financial Officer